Exhibit 10.21

EXCHANGE OFFER AGREEMENT

This EXCHANGE OFFER AGREEMENT, dated as of December 29, 2009 (the “Agreement”) is made and entered into by and among Vringo, Inc., a Delaware corporation (the “Company”), Vringo (Israel) Ltd., a corporation organized under the laws of Israel and a wholly-owned subsidiary of the Company (the “Subsidiary”), and each of the undersigned holders (each a “Series B Holder”, and collectively, the “Series B Holders”) of the Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series B Shares”).

RECITALS

WHEREAS, the Series B Holders currently hold all of the 4,592,794 issued and outstanding shares of the Series B Shares and warrants (the “Series B Warrants”) to purchase 1,201,471 shares of Common Stock (as defined herein);

WHEREAS, the Company, the Subsidiary, the Series B Holders and the holders of the Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Holders”) are parties to that certain Investor Rights Agreement dated July 30, 2007 (the “Investor Rights Agreement”);

WHEREAS, the Company, the Series B Holders, the Series A Holders and the holders of the common stock of the Company, par value $0.01 per share (the “Common Stock”) have entered into that certain Right of First Refusal, Co-Sale and Voting Agreement dated July 30, 2007 (the “ROFR Agreement”, and collectively with the Investor Rights Agreement, the “Series B Agreements”);

WHEREAS, the Company has engaged Maxim Group LLC (“Maxim”) to act as the Company’s placement agent in connection with a private placement of convertible notes and warrants of the Company in a minimum amount of $2,500,000 and a maximum amount of $3,000,000 (the “Offering”);

WHEREAS, the Company anticipates that subsequent to the consummation of the Offering, it will conduct an underwritten initial public offering of newly issued units, each comprised of one share of Common Stock and two warrants, with each warrant representing a right to purchase one share of Common Stock at an exercise price equal to 110% of the IPO Offering Price (as defined below) (“Units”), at an offering price that is anticipated to be $5.00 per Unit (the actual offering price, the “IPO Offering Price”), following the effective date of, and pursuant to, a registration statement that will be filed with the Securities and Exchange Commission (the “SEC”) with respect to the initial public offering of the Units (the “Registration Statement”) and that provides for the listing of such Units on the Nasdaq Capital Market, the NYSE Amex, the OTC Bulletin Board or other similarly recognized national trading platform (the “IPO”);

WHEREAS, immediately prior to the IPO, the Company will execute a 1 for 6 reverse split of all shares of Common Stock in the event the IPO Offering Price is greater than or equal to $4.00 and a 1 for 6.4 reverse split in the event the IPO Offering Price is less than $4.00 (the “Reverse Split”);

WHEREAS, the Company and the Series B Holders desire to conduct a share exchange pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), pursuant to which the Series B Holders will exchange all of their currently issued and outstanding Series B Shares for shares of Common Stock; and

WHEREAS, the Company, the Subsidiary and the Series B Holders executing this Agreement, constituting at least 75% of the outstanding Series B Shares, desire to terminate the Series B Agreements and accept the consideration set forth herein in lieu of the rights set forth in the Series B Agreements.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Effective Date. The terms and conditions of this Agreement shall be deemed effective as of the date of the consummation of the IPO (the “Effective Date”). This Agreement shall automatically terminate and become null and void upon the earliest of (i) December 31, 2009 if the Company fails to close the Offering, as contemplated by the term sheet attached hereto as Exhibit A, on or before such date, (ii) January 31, 2010 if the Registration Statement is not filed with the SEC on or before such date, (iii) August 10, 2010 if the SEC has not declared the Registration Statement effective on or before such date and (iv) the date on which the Company files with the SEC an application to withdraw the Registration Statement.

2.	Exchange of Shares. On the Effective Date and subject to the Reverse Split thereafter and the terms and conditions of this Agreement, the Series B Holders hereby covenant and agree to exchange and transfer the 4,592,794 Series B Shares they hold to the Company and the Company hereby covenants and agrees to issue to the Series B Holders shares of Common Stock (“New Shares”) in the following amounts and as set forth opposite each Series B Holder’s name in Exhibit B:

a.	If the IPO Offering Price is greater than $4.49, in a ratio of 1.33 New Shares for each Series B Share so exchanged for an aggregate amount of 6,108,416 New Shares;
b.	If the IPO Offering Price is equal to or greater than $4.00 and equal to or less than $4.49, in a ratio of 1.40 New Shares for each Series B Share so exchanged for an aggregate amount of 6,429,912 New Shares; and
c.	If the IPO Offering Price is less than $4.00, in a ratio of 1.55 New Shares for each Series B Share so exchanged for an aggregate amount of 7,118,831 New Shares.

Prior to the consummation of the IPO, the Company shall not effect any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having a similar effect with respect to the Series B Shares or the Common Stock, other than the Reverse Split, without the consent of a Series B Holders holding a majority of the Series B Shares.

The Company represents and warrants that, as of the Effective Date, the New Shares will be duly authorized and, upon issuance, exchange and transfer as contemplated by this Agreement, the New Shares will be validly issued, fully paid and non-assessable shares of the Company.

3.	Lockup of Securities. The Series B Holders hereby covenant and agree to comply with the lock-up provisions set forth in Exhibit D.

4.	Termination of Series B Agreements and Series B Warrants. On the Effective Date, the Series B Agreements and the Series B Warrants shall be terminated and cancelled and be of no further force or effect.

5.	Registration Rights.

a.	As may be requested by Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”) or any transferees thereof (each of Warburg Pincus and any such transferees, a “Holder”), the Company will, at the Company’s expense, qualify for registration on, and will promptly file with the SEC within 270 days (the “Registration Deadline”) after the IPO, a Form S-3 or any comparable or successor form or forms or any similar short-form registration providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities (as defined below) pursuant to Rule 415 under the Securities Act (“Registration Statement”). Notwithstanding the foregoing, the Company shall not be required to effect or take any action to effect a Registration Statement pursuant to this Section 5(a) prior to its filing of a registration statement (“Bridge Registration Statement”) covering the Common Stock issuable upon conversion or exercise of the securities issued in the Offering (the “Bridge Shares”) unless the filing of the Registration Statement will not limit the number of Bridge Shares which may be registered in a Bridge Registration Statement. In connection with any such Registration Statement, the Company agrees to comply with the registration procedures set forth on Exhibit C attached hereto. Upon filing the Registration Statement, the Company will, if applicable, cause such Registration Statement to be declared effective, will keep such Registration Statement effective with the SEC at all times (including by filing a new Registration Statement if such Registration Statement automatically expires), and shall cooperate in amending or supplementing the prospectus statement related to such Registration Statement as may be requested by any Holder or as otherwise required, until the Holders who would require such registration to effect a sale of the Registrable Securities no longer hold the Registrable Securities or the Registrable Securities may be sold without volume restrictions pursuant to Rule 144 promulgated under the Act. The Company will use its commercially reasonable efforts to remain eligible to use Form S-3 registration or a similar short-form registration. The term “Registrable Securities” shall mean all Common Stock issued to Warburg Pincus pursuant to this Agreement.

b.	In connection with any registration under this Section 5, the Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the officers, directors, agents, partners and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents, partners and employees of each such controlling person and any financial or investment adviser (each, an “Registration Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable out-of-pocket costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and reasonable out-of-pocket expenses (including reasonable expenses of investigation) (collectively, “Registration Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Registration Indemnified Party or the related Holder expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration Statement.

c.

Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and each of its officers and directors, and each person controlling such other Holder, against all reasonable out-of-pocket expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document, including any related registration statement, notification or the like, incident to any such registration, qualification or compliance or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, legal counsel, accountants, persons, underwriters or control persons for any reasonable out-of-pocket legal or any other reasonable out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder under an instrument duly executed by such Holder and stated to be furnished by such Holder specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 5(c) exceed the net proceeds from the offering received by such Holder.

6.	Waiver. On the Effective Date, each party hereby waives, releases, acquits, and forever discharges the other party and its respective agents, representatives, officers, directors, and employees from any and all claims, causes of action, liability or damages of any kind, whether past or present, known or unknown, real or imagined, asserted or unasserted, foreseen or unforeseen that each party could have asserted in connection with the Series B Agreements. Each party represents and warrants that it has not and will not assign, transfer, or dispose of, in any manner, any interest (either in whole or in part) in any claims, causes of action, liability or damages that are the subject of the foregoing sentence.

7.	Condition Precedent. It shall be a condition precedent to the obligations of the parties to consummate this Agreement that the Company enter into an agreement with the Series A Holders that is substantially similar to this Agreement and that the Company deliver a copy of such executed agreement to the Series B Holders.

8.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

9.	Counterparts; Governing Law. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

VRINGO, INC.

By:
Name: Title:

VRINGO (ISRAEL) LTD.

By:
Name: Title:

Series B Holder

Name: